As filed with the Securities and Exchange Commission on June 5, 1998
                                                 Registration No. 333-_____

===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                           --------------------
                                 FORM S-4
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           --------------------
                      OLD KENT FINANCIAL CORPORATION
          (Exact name of registrant as specified in its charter)
       Michigan                    6711                    38-1986608
(State or other juris-       (Primary standard          (I.R.S. employer
 diction of incorpora-   industrial classification   identification number)
 tion or organization)         code number)

                           111 Lyon Street N.W.
                       Grand Rapids, Michigan 49503
                              (616) 771-5000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               MARY E. TUUK
                    Senior Vice President and Secretary
                      Old Kent Financial Corporation
                           111 Lyon Street N.W.
                       Grand Rapids, Michigan 49503
                              (616) 771-5272
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 Copy To:
                           GORDON R. LEWIS, ESQ.
                        Warner Norcross & Judd LLP
                           111 Lyon Street N.W.
                       Grand Rapids, Michigan 49503
                              (616) 752-2752

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                           ---------------------
If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance
with General Instruction G, check the following box.   [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.    [X]

                      CALCULATION OF REGISTRATION FEE
        TITLE OF EACH              AMOUNT TO       PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
     CLASS OF SECURITIES         BE REGISTERED      OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
      TO BE REGISTERED                              PER SHARE<F1>         PRICE<F1>          FEE<F1>
Common Stock, $1.00 par value   2,500,000 Shares       $39.125          $97,812,500         $28,855

<F1> Pursuant to Rule 457(c), the price is estimated solely for the purpose of calculating the registration fee and is based on the average of high and low reported sales prices of the Common Stock of the Registrant on The Nasdaq Stock Market on May 29, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

===========================================================================

PROSPECTUS                                                     JUNE 5, 1998



                              [OLD KENT LOGO]







                             2,500,000 SHARES

                      OLD KENT FINANCIAL CORPORATION

                       COMMON STOCK, $1.00 PAR VALUE


     This is a prospectus of Old Kent Financial Corporation ("Old Kent"), with respect to up to 2,500,000 shares of common stock (the "Common Stock"), that may be offered and issued by Old Kent from time to time in connection with "Business Acquisitions" (as described in this Prospectus) on a delayed basis after the date of this Prospectus. Old Kent's Common Stock is quoted on The Nasdaq Stock Market under the ticker symbol "OKEN."


     With the written consent of Old Kent, this Prospectus may be used to reoffer or resell the shares of Old Kent Common Stock covered by this Prospectus that you received from Old Kent in a Business Acquisition. For more information on the reoffer and resale of Common Stock issued under this Prospectus, see "Resale of Securities Covered by this Prospectus" on
page 5.   This Prospectus may not be used for reoffers or resales of Common
Stock unless this Prospectus is accompanied by an effective prospectus supplement, as filed by Old Kent with the Securities and Exchange Commission. The prospectus supplement would contain certain information concerning the selling shareholder and the proposed sale.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES REGULATORS HAVE APPROVED THE OLD KENT COMMON STOCK TO BE ISSUED UNDER THIS PROSPECTUS AND PROXY STATEMENT OR DETERMINED IF THIS PROSPECTUS AND PROXY STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     OLD KENT COMMON STOCK IS NOT A SAVINGS ACCOUNT, DEPOSIT, OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF OLD KENT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
GOVERNMENTAL AGENCY.

                             TABLE OF CONTENTS


Old Kent Financial Corporation . . . . . . . . . . . . . . . . . . . . . .3
Old Kent's Acquisition Program . . . . . . . . . . . . . . . . . . . . . .3
Securities Covered by This Prospectus. . . . . . . . . . . . . . . . . . .4
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Resale of Securities Covered by This Prospectus. . . . . . . . . . . . . .5
Prospectus Supplements . . . . . . . . . . . . . . . . . . . . . . . . . .7
Description of Old Kent Capital Stock. . . . . . . . . . . . . . . . . . .7
Provisions Affecting Control of Old Kent . . . . . . . . . . . . . . . . .8
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Forward-Looking Information. . . . . . . . . . . . . . . . . . . . . . . 13
Where You Can Find More Information. . . . . . . . . . . . . . . . . . . 14


     This Prospectus incorporates important business and financial information about Old Kent that is not included in or otherwise delivered with this Prospectus. You may obtain these documents without charge by requesting them in writing or by telephone from:

               Old Kent Financial Corporation
                 Attn:  Mary E. Tuuk, Secretary
               111 Lyon Street N.W.
               Grand Rapids, Michigan 49503
               Tel: (616) 771-5272

TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, YOU SHOULD MAKE YOUR REQUEST AT LEAST 5 BUSINESS DAYS IN ADVANCE OF THE DATE THAT YOU NEED THE DOCUMENTS.

                      OLD KENT FINANCIAL CORPORATION

     Old Kent is a bank holding company headquartered in Grand Rapids, Michigan. Its address is 111 Lyon Street N.W., Grand Rapids, Michigan 49503. Its telephone number is (616) 771-5000.

     Old Kent and its subsidiaries offer a wide range of banking, fiduciary, and other financial services, including commercial, mortgage, and retail loans, business and personal checking accounts, savings and retirement accounts, time deposit instruments, automated teller machines, debit cards and other electronically accessed banking services, money transfer services, safe deposit facilities, cash management, real estate and lease financing, international banking services, investment management and trust services, personal investment and related advisory services, brokerage services, and access to insurance products and credit cards.

     Old Kent Bank, Old Kent's principal banking subsidiary, serves its communities with banking offices in Michigan and northeastern Illinois. Old Kent Bank conducts a full service commercial banking business.

     Old Kent Mortgage Company, a subsidiary of Old Kent Bank, originates residential mortgages nationwide. Old Kent Insurance Group, Inc., also a subsidiary of Old Kent Bank, is an insurance agency.


                      OLD KENT'S ACQUISITION PROGRAM

     Old Kent has an established history of growth through acquisition. Since it organized as a bank holding company in 1972, Old Kent has acquired numerous banks and bank holding companies operating in Michigan and Illinois. Old Kent has also acquired a number of companies engaged in businesses closely related to the business of banking. These related businesses have included mortgage companies, insurance agencies, and a brokerage firm. Acquisitions of banks, bank holding companies, insurance agencies, mortgage companies, brokerage firms, or companies engaged in other businesses, or their securities or assets, by Old Kent or its direct or indirect subsidiaries, are collectively referred to in this Prospectus as "Business Acquisitions."

     It is anticipated that each future Business Acquisition will be individually structured and negotiated. Terms, conditions, and contracts governing Business Acquisitions are expected to be proposed by Old Kent management and determined through arms-length negotiation between Old Kent management and the directors, officers, and shareholders of the businesses to be acquired. As of the date of this Prospectus, is not possible to determine with certainty whether future Business Acquisitions will occur, what businesses will be acquired, and what the terms and conditions of such Business Acquisitions will be.

     Historically, it has been common for Business Acquisitions to take the form of a merger or consolidation of the corporate entity of the acquired business with Old Kent or a direct or indirect subsidiary of Old Kent. In past Business Acquisitions, it has been common for Old Kent to issue Common Stock to former shareholders of the acquired businesses in consideration of shares of the acquired businesses. Common stock issued in Business Acquisitions has, in some cases, been offered as an alternative to, or supplement by, cash and other forms of consideration.

     When Common Stock is issued by Old Kent in Business Acquisitions, it is commonly issued in transactions that are expected to qualify as tax-free reorganizations for federal income tax purposes. A Business Acquisition will be accounted for as a purchase or pooling-of-interests, depending on the circumstances of the Business Acquisition.

     Business Acquisitions involving banks or bank holding companies typically require prior approval of the Board of Governors of the Federal Reserve System, and may require approval of other state or federal agencies. Business Acquisitions involving businesses other than banks may or may not require federal or state regulatory approval, depending on the nature of the business to be acquired.

     Future Business Acquisitions may follow a pattern consistent with past Business Acquisitions. Business Acquisitions may also be structured as an exchange of stock and other consideration for the assets, stock, or securities of an acquired business in a transaction not involving a merger or acquisition. It is also possible that Common Stock would be issued, solely or in conjunction with cash or other consideration, in transactions that are not expected or intended to qualify as tax-free reorganizations.

     The discussion of Business Acquisitions in this section is intended to be illustrative only. The Common Stock offered by this Prospectus may be issued by Old Kent in any type of transaction involving a statutory merger or consolidation or similar plan of acquisition in which securities of a corporation or other person will become or be exchanged for Common Stock of Old Kent or the transfer of assets of a company or other person to Old Kent or a direct or indirect subsidiary of Old Kent in consideration of the issuance of shares of Common Stock without limitation.


                   SECURITIES COVERED BY THIS PROSPECTUS

     The shares of Common Stock offered by this Prospectus are available for use in future Business Acquisitions. Old Kent may offer, in addition to the shares of Common Stock offered by this Prospectus, cash, debt, or other securities (including securities that may be convertible into shares of Common Stock covered by this Prospectus), or assume liabilities of the business being acquired, or some combination of these forms of consideration. Old Kent anticipates that the terms of acquisitions will be determined by negotiations between Old Kent and the management or the sellers of the assets or securities to be acquired, with Old Kent taking into account the quality of management, the past and potential earning power, and other relevant factors. Old Kent anticipates that the shares of Common Stock issued in Business Acquisitions will be valued at a price reasonably related to the market value of the Common Stock either at or about the time the terms of the acquisition are agreed upon or at or about the time or times of completion of the Business Acquisition.


                              USE OF PROCEEDS

     This Prospectus relates to shares of Common Stock of Old Kent that may be offered and issued by Old Kent from time to time in connection with Business Acquisitions. Other than the businesses or properties acquired, Old Kent will not receive any proceeds from these offerings. When this Prospectus is used by a "Selling Shareholder" (as defined below) in a public reoffer or resale of Common Stock acquired pursuant to this Prospectus, Old Kent will not receive any proceeds from such sale by the Selling Shareholder.


              RESALE OF SECURITIES COVERED BY THIS PROSPECTUS

     All the shares of Common Stock offered by this Prospectus may be reoffered and resold by the recipient, except that shares of Common Stock to be received by persons who are deemed to be "affiliates" (as that term is defined in Rule 144 under the Securities Act of 1933) of an acquired business may be resold by them only pursuant to (a) an effective registration statement under the Securities Act covering such shares, (b) the resale provisions of Rule 145(d) under the Securities Act, or Regulation S under the Securities Act, (c) in the case of any such persons who become affiliates of Old Kent, Rule 144 under the Securities Act, or
(d) as otherwise permitted under the Securities Act. Individuals or entities that control, are controlled by, or are under common control with, an acquired business are deemed to be affiliates. Executive officers, directors, and shareholders holding 10% or more of the outstanding shares of an acquired business are generally considered affiliates.

     Old Kent intends to make available public information concerning itself in compliance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and its regulations on a continuous basis. Accordingly, Rule 144 or 145 under the Securities Act are expected to be available for use by holders of Common Stock to effect transfers of such securities, subject to compliance with the remaining provisions of such rules.

     With the written consent of Old Kent, this Prospectus, as appropriately amended or supplemented, may be used from time to time by a person or entity who has received Common Stock offered by this Prospectus to offer and sell the Common Stock (referred to as a "Selling Shareholder") in transactions in which they or any broker-dealer through whom any Common Stock is sold may be deemed to be underwriters within the meaning of the Securities Act. As of the date of this Prospectus, there are no arrangements, understandings or intentions, formal or informal, pertaining to the distribution of the Common Stock. Specific information regarding sale transactions, the identity of the Selling Shareholder(s), and the number of shares of Common Stock to be resold may be provided at the time of such transaction by means of a Prospectus Supplement or a post-effective amendment to the Registration Statement containing this Prospectus, as applicable.

     Shares may be sold directly by the Selling Shareholder or through agents designated by the Selling Shareholder from time to time. Unless otherwise indicated in a supplement to this Prospectus, any such agent will be acting on a best efforts basis for the period of its appointment. The Selling Shareholder and any brokers, dealers, agents, member firms, or others that participate with the Selling Shareholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any commissions or fees received by such persons and any profit on the resale of the Shares purchased by such person may be deemed to be underwriting commissions or discounts under the Securities Act.

     Old Kent's agreement with a Selling Shareholders permitting use of this Prospectus may require that (a) any such offering be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by Old Kent; (b) the Selling Shareholder must enter into a custody agreement with one or more banks with respect to such shares; and (c) that sales be made only by one or more of the methods described in this Prospectus, as supplemented or amended.

     Old Kent anticipates that resales of Common Stock by a Selling Shareholder may be effected from time to time on the open market in ordinary brokerage transactions, or in private transactions. The Common Stock would be offered for sale at market prices prevailing at the time of sale or at negotiated prices and on terms to be determined when the agreement to sell is made or at the time of sale, as the case may be. The Common Stock may be offered by a Selling Shareholder directly, through agents designated from time to time, or through brokers or dealers. A member firm of the National Association of Security Dealers, Inc. may be engaged to act as a Selling Shareholder's agent in the sale of the Common Stock by the Selling Shareholder or may acquire the Common Stock as principal. A broker-dealer participating in such a transaction as an agent may receive commissions from the Selling Shareholder and, if it acts as agent for the purchaser of the Common Stock, from such purchaser.

     Participating broker-dealers may agree with the Selling Shareholder to sell a specified number of shares at a stipulated price per share and, to the extent such broker-dealer is unable to do so acting as agent for the Selling Shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer's commitment to the Selling Shareholder. In addition or alternatively, shares may be sold by the Selling Shareholder, and/or by or through other broker-dealers in special offerings or secondary distributions. Broker-dealers who acquire shares as principal may thereafter resell the Common Stock from time to time in the open market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchasers of such shares.

     Upon Old Kent's being notified by the Selling Shareholder that a particular offer to sell the Common Stock is made, if a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, or secondary distribution, or any block trade has taken place, to the extent required, a supplement to this Prospectus will be delivered together with this Prospectus and filed pursuant to Rule 424(b) under the Securities Act, setting forth with respect to such offer or trade the terms of the offer or trade, including
(a) the name of each Selling Shareholder, (b) the number of Shares involved, (c) the price at which the Shares were sold, (d) any participating brokers, dealers, agents, or member firm involved, (e) any discounts, commissions, and other items paid as compensation from, and the resulting net proceeds to, the Selling Shareholder, (f) that such broker-dealers did not conduct any investigation to verify the information set out in this Prospectus, and (g) other facts material to the transaction.

     Agents may be entitled under agreements entered into with a Selling Shareholder to indemnification against certain civil liabilities, including liabilities under the Securities Act.

     Each Selling Shareholder will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which provisions may limit the timing of purchases and sales of any Common Stock by the Selling Shareholder. All of the foregoing may affect the marketability of the Common Stock.

     Old Kent may pay all or an agreed upon part of the expenses incident to resale of Common Stock by a Selling Shareholder to the public.


                          PROSPECTUS SUPPLEMENTS

     This Prospectus may be supplemented by one or more prospectus supplements. Prospectus supplements may be filed by Old Kent as an exhibit to a Form 8-K Current Report or other report filed by Old Kent pursuant to the Exchange Act and incorporated by reference in the registration statement of which this Prospectus is a part, or by post-effective amendment of the registration statement of which this Prospectus is a part. Each prospectus supplement shall refer to this Prospectus, and this Prospectus and such a prospectus supplement shall together constitute the prospectus for the offering and sale of Common Stock.

          If and to the extent that information contained in a prospectus supplement modifies or supplements this Prospectus generally, or relates to a specific Business Acquisition pursuant to which securities are offered by this Prospectus, this Prospectus is qualified in its entirety by reference to such prospectus supplement. If and to the extent that the information contained in such a prospectus supplement is inconsistent with the information contained in this Prospectus, this Prospectus shall be considered to be amended by such prospectus supplement.


                   DESCRIPTION OF OLD KENT CAPITAL STOCK

     As of the date of this Prospectus, Old Kent's authorized capital stock consists of 300,000,000 shares of common stock, $1.00 par value ("Common Stock"), and 25,000,000 shares of preferred stock, no par value ("Preferred Stock"), of which 3,000,000 shares are designated Series A Preferred Stock, 300,000 shares are designated Series B Preferred Stock, and 1,000,000 are designated Series C Preferred Stock.

     COMMON STOCK. Holders of Common Stock are entitled to dividends out of funds legally available for that purpose when, as and if declared by the board of directors. The dividend rights of Common Stock are subject to the rights of Old Kent Preferred Stock that has been or may be issued. Each holder of Common Stock is entitled to one vote for each share held on each matter presented for shareholder action. Common Stock has no preemptive rights, cumulative voting rights, conversion rights, or redemption provisions.

     In the case of any liquidation, dissolution, or winding up of the affairs of Old Kent, holders of Common Stock will be entitled to receive, pro rata, any assets distributable to common shareholders in respect of the number of shares held by them. The liquidation rights of Common Stock are subject to the rights of holders of any Old Kent Preferred Stock that has been or may be issued.

     PREFERRED STOCK PURCHASE RIGHTS. Each share of Common Stock has, and it is anticipated that each share of Common Stock to be issued in Business Acquisitions will have, attached to it the number of Series C Preferred Stock Purchase Rights ("Old Kent Rights") issued pursuant to a Rights Agreement, dated as of January 20, 1997, between Old Kent and Old Kent Bank

(the "Old Kent Rights Agreement") represented by each share of Common Stock, as long as the Old Kent Rights are not separately transferable. The number of Old Kent Rights represented by each share of Common Stock is subject to adjustment upon the occurrence of certain events set forth in the Old Kent Rights Agreement. See "Provisions Affecting Control" below for a more detailed discussion of Old Kent Rights.

     PREFERRED STOCK. Old Kent is authorized to issue shares of Preferred Stock from time to time in one or more series. Preferred Stock may have such designations, powers, preferences and relative participating, optional or other rights and such qualifications, limitations or restrictions as may be provided for the issue of such series by resolution adopted by Old Kent's board of directors. Such Preferred Stock may have priority over Common Stock as to dividends and as to distribution of Old Kent's assets upon any liquidation, dissolution or winding up of Old Kent. Such Preferred Stock may be redeemable for cash, property or rights of Old Kent, may be convertible into shares of Common Stock, and may have voting rights entitling the holder to not more than one vote per share on each matter submitted for shareholder action.


                 PROVISIONS AFFECTING CONTROL OF OLD KENT

     In general, upon completion of a Business Acquisition, you will become a shareholder of Old Kent. As an Old Kent shareholder, your rights will be governed by Old Kent's Restated Articles of Incorporation and Bylaws. In addition, as a shareholder of Old Kent (a Michigan corporation), your rights will also be governed by the Michigan Business Corporation Act ("MBCA").

     The following summary of the MBCA, Old Kent's Restated Articles of Incorporation, and Old Kent's Bylaws is not intended to be complete and is qualified in its entirety by reference to Old Kent's Restated Articles of Incorporation and Bylaws. Copies of these documents are available upon request. See "WHERE YOU CAN FIND MORE INFORMATION" below.

ANTI-TAKEOVER PROVISIONS -- IN GENERAL

     Old Kent's Restated Articles of Incorporation and Bylaws contain certain provisions that could prevent or delay the acquisition of Old Kent by means of a tender offer, a proxy contest, or otherwise. These provisions could also limit shareholders' participation in certain types of business combinations or other transactions that might be proposed in the future, regardless whether such transactions were favored by a majority of shareholders, and could enhance the ability of officers and directors to retain their positions. These anti-takeover provisions are discussed separately below under separate sections, such as "Size and Classification of the Board of Directors," "Removal of Directors," "Shareholder Nominations," and "Shareholder Rights Plan."

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

     Pursuant to Old Kent's Restated Articles, Old Kent's Board of Directors is divided into 3 classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The number of directors is fixed by a resolution of the Board of Directors receiving at least 75% approval of the entire board, but in no event may the number of directors be less than 3. See also "--AMENDMENTS TO CERTIFICATE/ARTICLES OF INCORPORATION" below.

REMOVAL OF DIRECTORS

     Under Old Kent's Restated Articles of Incorporation, a director may be removed from office at any time prior to the expiration of his or her term, but only for "cause." Except as may be provided otherwise by law, cause for removal shall exist if: (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) the director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the corporation in a matter of substantial importance to the corporation and such adjudication is no longer subject to a direct appeal; (c) the director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his or her ability as a director of the corporation; (d) the director's actions or failure to act are deemed by the Board of Directors to be in derogation of the director's duties; or (e) the director's removal is required or recommended by the Federal Reserve Board. Removal for cause, as cause is defined in (a) or (b) above, must be approved by vote of a majority of the total number of directors or by majority vote of shareholders. Removal for cause, as cause is defined in
(c), (d), or (e) above, must be approved by at least 75% of the total number of directors. See also "--AMENDMENTS TO CERTIFICATE/ARTICLES OF INCORPORATION" below.

SHAREHOLDER NOMINATIONS

     Under Old Kent's Restated Articles of Incorporation, a shareholder may nominate an individual for director at any annual meeting of shareholders or at any special meeting of shareholders called for election of directors (referred to as an "Election Meeting") may be made by the Board of Directors or by a shareholder under certain limited circumstances described below. Nominations made by the Board of Directors are made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than 20 days prior to the date of an Election Meeting.

     A shareholder may make a nomination at an Election Meeting if, and only if, such shareholder has delivered a notice to the Secretary of Old Kent setting forth with respect to each proposed nominee: (a) the name, age, business address, and residence address of the nominee; (b) the principal occupation or employment of the nominee; (c) the number of shares of capital stock of the corporation that are beneficially owned by the nominee; (d) a statements that the nominee is willing to be nominated; and
(e) such other information concerning the nominee as would be required under the rules of the Securities and Exchange Commission (the "SEC") in a proxy statement soliciting proxies for the election of such nominee. The notice must be delivered not less than 120 days prior to the date of the Election Meeting in the case of an annual meeting and not more than 7 days following the date of notice of the Election Meeting in the case of a special meeting. See also "--AMENDMENTS TO CERTIFICATE/ARTICLES OF INCORPORATION" below.

SHAREHOLDER RIGHTS PLAN

     The Board of Directors of Old Kent has adopted a shareholder rights plan. This plan is designed to protect the shareholders of Old Kent against unsolicited attempts to acquire control of Old Kent in a manner that does not offer a fair price to all of the shareholders.

     Each full Old Kent Right, when exercisable, entitles a shareholder of Old Kent to purchase one one-hundredth of a share of Series C Preferred Stock from Old Kent at a price of $160. The Old Kent Rights become exercisable if (a) a person or group (an "Acquiring Person") has acquired, or has obtained the right to acquire, 15% or more of the outstanding shares of Old Kent Common Stock, (b) an Acquiring Person commenced a tender offer or exchange offer that would result in the Acquiring Person owning 15% or more of the outstanding shares of Old Kent Common Stock, or (c) a person or group already owning 10% of the outstanding shares of Old Kent Common Stock is determined by Old Kent's Board of Directors to be an "Adverse Person" (as defined in the Old Kent Rights Agreement).

     If after the Old Kent Rights become exercisable, (a) Old Kent was the surviving corporation in a merger with an Acquiring Person and Old Kent Common Stock was not changed or exchanged, (b) an Acquiring Person was to engage in one or more "self-dealing" transactions deemed to be unfair to Old Kent by the Old Kent Board of Directors, (c) an Acquiring Person was to become the beneficial owner of more than 15% of the then outstanding shares of Old Kent Common Stock, (d) a person had been or was designated as an Adverse Person by Old Kent's Board of Directors in accordance with the Old Kent Rights Agreement; then each holder of an Old Kent Right would have the right to receive, upon exercise, Old Kent Common Stock having a value equal to two times the exercise price of the Old Kent Right.

     In addition, after an Acquiring Person has acquired, or obtained the right to acquire, 15% or more of the outstanding shares of Old Kent Common Stock and the Acquiring Person causes Old Kent to merge into the Acquiring Person or causes 50% or more of Old Kent's assets to be sold or transferred, each holder of an Old Kent Right would have the right to receive, upon exercise, common stock of the Acquiring Person having a value equal to two times the exercise price of the Old Kent Right.

     Old Kent is entitled to redeem the Old Kent Rights at $0.01 per Old Kent Right at any time until 10 days following the public announcement that an Acquiring Person has acquired, or has obtained the right to acquire, 15% or more of the outstanding shares of Old Kent Common Stock.

STATE ANTI-TAKEOVER LAWS

     Certain provisions of the Michigan Business Corporation Act establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters (the "Fair Price Act"). The Fair Price Act provides that a supermajority vote of 90% of the shareholders and no less than two-thirds of the votes of noninterested shareholders must approve a "business combination." The Fair Price Act defines a "business combination" to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation, or reclassification of securities involving an "interested shareholder" or certain "affiliates." An "interested shareholder" is generally any person who owns 10% or more of the outstanding voting shares of the corporation. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

     The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions. These conditions include, among others: (a) the purchase price to be paid for the shares of the corporation in the business combination must be at least equal to the highest of either (i) the market value of the shares or (ii) the highest per share price paid by an interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; and (b) once becoming an interested shareholder, the person may not become the beneficial owner of any additional shares of the corporation except as part of the transaction that resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends. The requirements of the Fair Price Act do not apply to business combinations with an interested shareholder that the Board of Directors has approved or exempted from the requirements of the Fair Price Act by resolution prior to the time that the interested shareholder first became an interested shareholder.

     The MBCA also regulates the acquisition of "control shares" of large public Michigan corporations (the "Control Share Act"). The Control Share Act applies to Old Kent and its shareholders. The Control Share Act establishes procedures governing "control share acquisitions." A control share acquisition is defined as an acquisition of shares by an acquiror which, when combined with other shares held by that person or entity, would give the acquiror voting power at or above any of the following thresholds:
20%, 33 %, and 50%. Under the Control Share Act, an acquiror may not vote "control shares" unless the corporation's disinterested shareholders (defined to exclude the acquiring person, officers of the target corporation and directors of the target corporation who are also employees of the corporation) vote to confer voting rights on the control shares.
The Control Share Act does not affect the voting rights of shares owned by an acquiring person prior to the control share acquisition. The Control Share Act entitles corporations to redeem control shares from the acquiring person under certain circumstances. In other cases, the Control Share Act confers dissenters' right upon all of a corporation's shareholders except the acquiring person.

DISSENTERS' RIGHTS

     Under the MBCA, a shareholder who does not vote in favor of certain corporate actions may have the right to obtain an appraisal of those shares in certain circumstances, and the right to receive cash in exchange for those shares (referred to as "rights of dissent"). The MBCA recognizes rights of dissent in connection with certain amendments to the articles of incorporation, mergers, consolidations, sales, or other dispositions of all or substantially all of the assets of a corporation, certain acquisitions for stock, and approval of a control share acquisition. Under Michigan law, rights of dissent are generally not available to Old Kent shareholders in connection with mergers, consolidations, or sales of assets because shares of Old Kent Common Stock are held by more than 2,000 persons.

     However, Old Kent's Restated Articles of Incorporation provide that any Old Kent shareholder may dissent from any plan of merger or consolidation to which Old Kent is a party or any sale, lease, exchange, or other disposition of all or substantially all of the assets of Old Kent not in the usual or regular course of business, in the manner, with the rights and subject to the requirements applicable to dissenting shareholders as provided in the MBCA, without regard to the exception to a shareholder's right to dissent provided in the MBCA. However, this right of dissent does not apply to any corporate action that is approved by an affirmative vote of at least 50% of the entire Board of Directors and an affirmative vote of 50% of the board's "Continuing Directors." The term "Continuing Director" means a member of the Board of Directors of Old Kent who was either:
(a) first elected or appointed as a director prior to April 17, 1989; or
(b) subsequently elected or appointed as a director if such director was nominated or appointed by a majority of the then Continuing Directors. See also "--AMENDMENTS TO CERTIFICATE/ARTICLES OF INCORPORATION" below.

AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION

     Old Kent's Restated Articles of Incorporation provide that Article XI (dealing with number and classification of directors, nominations of directors, vacancies and newly created directorships, and removal of directors) cannot be amended unless such amendment is adopted by the affirmative vote of the holders of not less than 75% of the outstanding shares of all capital stock of the corporation entitled to vote thereon; except that this 75% vote limitation does not apply if at least 75% of the entire Board of Directors and at least one director of each class of the Board of Directors, votes in favor of the amendment.

     Old Kent's Restated Articles also provide that Article XII (dealing with expanded dissenters' rights) cannot be amended unless such amendment is adopted by the affirmative vote of the holders of not less than 75% of the outstanding shares of all capital stock of the corporation entitled to vote thereon; except that this 75% vote limitation does not apply if at least 50% of the entire Board of Directors and at least 50% of the Continuing Directors vote in favor of the amendment.

EVALUATION OF PROPOSED OFFERS

     Old Kent's Restated Articles of Incorporation provide that Old Kent's Board of Directors will not approve, adopt, or recommend any proposal of any party other than Old Kent to make a tender or exchange offer for any equity security of Old Kent, or engage in any merger or consolidation of Old Kent with or into another entity, any sale, exchange, lease, mortgage, pledge, transfer, or other disposition of all or substantially all of Old Kent's assets, any liquidation or dissolution of Old Kent or any reorganization or recapitalization of Old Kent that would result in a change of control of Old Kent, unless it has first evaluated the proposal and determined, in its judgment, that the proposal would be in substantial compliance with all applicable laws. If Old Kent's Board of Directors determines, in its judgment, that a proposal would be in substantial compliance with all laws, the Board of Directors will then evaluate the proposal and determine whether the proposal is in the best interests of Old Kent and its shareholders. In evaluating a proposed offer to determine whether it would be in the best interests of Old Kent and its shareholders, the Board of Directors, in exercising its judgment, may consider all facts that it deems relevant including, without limitation: (a) the fairness of the consideration to be received by Old Kent's shareholders under the proposed offer; (b) the possible economic and social impact of the proposed offer and its consummation on Old Kent and its subsidiaries and their employees, customers, and depositors; (c) the possible economic and social impact of the proposed offer and its consummation on the communities in which Old Kent and its subsidiaries operate or are located; (d) the business, financial condition, safety, soundness, and earning prospects of the offering party; (e) the competence, experience, and integrity of the offering party and its management; and (f) the intentions of the offering party regarding the use of the assets of Old Kent to finance the transaction.

                                  EXPERTS

     The financial statements incorporated by reference in this Prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


                        FORWARD-LOOKING INFORMATION

     This Prospectus and documents incorporated by reference in this Prospectus contain forward-looking statements that are based on managements' beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about Old Kent. Words such as "anticipates", "believes", "estimates", "expects", "forecasts", "intends", "is likely", "plans", "projects", variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Future factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement include, but are not limited to, changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws or regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; government and regulatory policy changes; the outcome of pending and future litigation and contingencies; trends in customer behaviors or their ability to repay loans; and the vicissitudes of the world and national economies. Old Kent does not undertake any obligation to update, amend, or clarify forward-looking statements, as a result of new information, future events, or otherwise.


                    WHERE YOU CAN FIND MORE INFORMATION

     Old Kent has filed a registration statement on Form S-4 to register with the SEC the offering of Old Kent Common Stock to be issued by Old Kent in a Business Combination. This Prospectus is a part of that Registration Statement. As allowed by SEC rules, this Prospectus does not contain all of the information contained in the registration statement or the exhibits to the registration statement.

     Old Kent is subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, Old Kent files annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements or other information Old Kent files at the SEC's public reference rooms located at Judiciary Plaza, 450 Fifth Street N.W., Room 1024, Washington, D.C.; Seven World Trade Center, Suite 1300, New York, New York, and 500 W. Madison Street, Suite 1400, Chicago, Illinois. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Old Kent's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     The SEC allows Old Kent to incorporate by reference information into this Prospectus. This means that Old Kent can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus. This Prospectus incorporates by reference the documents listed below that Old Kent has previously filed with the SEC. These documents contain important information about Old Kent and its finances.

  OLD KENT SEC FILINGS (FILE NO. 0-12216)    PERIOD
  Annual Report on Form 10-K                 Year ended December 31, 1997
    (as amended on Form 10-K/A)
  Quarterly Report on Form 10-Q              Quarter ended March 31, 1998
  Current Reports on Form 8-K                Filed on January 29, 1998,
                                             March 4, 1998, April 24, 1998
  Registration Statement on Form 8-B         Filed on May 31, 1984

   All documents subsequently filed by Old Kent with the SEC pursuant to Sections 13(a), 13(c), 14, and 15 of the Exchange Act between the date of this Prospectus and the date Old Kent terminates the offering of Common Stock under this Prospectus are also incorporated by reference into this Prospectus.

   You should rely only on the information contained or incorporated by reference in this Prospectus. Old Kent has not authorized anyone to provide you with information that is different from what is contained in this Prospectus.

   You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus. Neither the mailing of this Prospectus to you nor the issuance of Old Kent Common Stock in a Business Combination shall create any implication to the contrary.

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Under Sections 561 through 571 of the Michigan Business Corporation Act (the "MBCA"), directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines, and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

     Old Kent is obligated under its Restated Articles of Incorporation to indemnify its directors and executive officers to the full extent permitted under the MBCA. Old Kent may similarly indemnify persons who are not directors or executive officers to the extent authorized by Old Kent's Board of Directors.

     The MBCA provides for indemnification of directors and officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Old Kent or its shareholders (and, if a criminal proceeding, if they had no reasonable cause to believe their conduct was unlawful) against: (a) expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding (other than an action by or in the right of Old
Kent) arising out of a position with Old Kent (or with some other entity at Old Kent's request); and (b) expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding by or in the right of Old Kent, unless the director or officer is found liable to Old Kent, provided that an appropriate court could determine that he or she is nevertheless fairly and reasonably entitled to indemnity for reasonable expenses incurred. The MBCA requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit, or proceeding.

          The MBCA generally requires that the indemnification provided for in (a) and (b) above be made only on a determination that the director or officer met the applicable standard of conduct by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all independent directors not parties or threatened to be made parties to the action, suit or proceeding, or by the shareholders. If the articles of incorporation include a provision eliminating or limiting the liability of a director, however, a corporation may indemnify a director for certain expenses and liabilities without a determination that the director met the applicable standards of conducts, unless the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the MBCA, or intentionally committed a criminal act. In connection with an action by or in the right of the corporation, such indemnification may be for expenses (including attorneys' fees) actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the corporation, such indemnification may be for expenses (including attorneys' fees) actually and reasonably incurred, and for judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred.

     In certain circumstances, the MBCA further permits advances to cover such expenses before a final determination that indemnification is permissible or required, upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct and an undertaking, which need not be secured and which may be accepted without reference to the financial ability of the person to make repayment, by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct. If a provision in the articles of incorporation or bylaws, a resolution of the board or shareholders, or an agreement makes indemnification mandatory, then the advancement of expenses is also mandatory, unless the provision, resolution or agreement specifically provides otherwise.

     Indemnification under the MBCA is not exclusive of other rights to indemnification to which a person may be entitled under Old Kent's Restated Articles of Incorporation, Bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person who ceases to be a director or executive officer.

     The MBCA permits Old Kent to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with Old Kent, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, Old Kent maintains such insurance on behalf of its directors and officers.

     Old Kent has entered into indemnity agreements with each of its directors. The agreements provide that Old Kent will indemnify the director, subject to certain limitations, for expenses and costs, including the satisfaction of a judgment, fine or penalty incurred in, or in any amount paid in settlement of, any proceeding, including a proceeding brought by or in the name of Old Kent (such as a shareholder derivative suit), brought by reason of the fact that the indemnitee was serving as a director, officer, employee, agent or fiduciary of Old Kent or by reason of any action taken by the indemnitee while serving as a director, officer, employee, agent, or fiduciary of Old Kent, or by reason of the fact that the indemnitee was serving at the request of Old Kent in a similar capacity with another entity, if such expenses and costs may be indemnified under the MBCA. In accordance with Old Kent's Restated Articles and Bylaws, the agreements are designed to provide the maximum protection allowed under federal and Michigan law. Indemnification is dependent upon the director meeting the applicable standards of conduct set forth in the indemnity agreements.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     A. EXHIBITS. The following exhibits are filed as part of this Registration Statement:

          NUMBER              EXHIBIT

          3.1        RESTATED ARTICLES OF INCORPORATION.<F*>

          3.2 BYLAWS. Previously filed as Exhibit 3(b) to Old Kent's Form 10-Q Quarterly Report filed for the fiscal quarter ended June 30, 1997. Here incorporated by reference.

          4.1 RIGHTS AGREEMENT. Previously filed as an exhibit to Old Kent's Form 8-A Registration Statement filed January 21, 1997. Here incorporated by reference.

          4.2 CERTIFICATE OF DESIGNATION, PREFERENCES, AND RIGHTS OF SERIES C PREFERRED STOCK. Previously filed as
                     Exhibit 4.3 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

          4.3 FORM OF OLD KENT CAPITAL TRUST I FLOATING RATE SUBORDINATED CAPITAL INCOME SECURITIES (LIQUIDATION AMOUNT OF $1,000 PER CAPITAL SECURITY). Previously filed as Exhibit 4.7 to Old Kent's Form S-4 Registration Statement filed July 10, 1997. Here incorporated by reference.

          4.4 FORM OF OLD KENT FINANCIAL CORPORATION FLOATING RATE JUNIOR SUBORDINATED DEBENTURE DUE 2027. Previously filed as Exhibit 4.5 to Old Kent's Form S-4
                     Registration Statement filed July 10, 1997. Here incorporated by reference.

          4.5 AMENDED AND RESTATED DECLARATION OF TRUST, DATED AS OF JANUARY 31, 1997, AMONG OLD KENT; ALBERT T. POTAS, THOMAS E. POWELL, AND MARY E. TUUK, AS "REGULAR TRUSTEES" (AS DEFINED THEREIN); BANKERS TRUST COMPANY; AND BANKERS TRUST (DELAWARE). Previously filed as Exhibit 4.6 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

          4.6 GUARANTEE AGREEMENT, DATED AS OF AUGUST 21, 1997, BETWEEN OLD KENT AND BANKERS TRUST COMPANY.
                     Previously filed as Exhibit 4.7 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          4.7 INDENTURE, DATED AS OF JANUARY 31, 1997, BETWEEN OLD KENT AND BANKERS TRUST COMPANY. Previously filed as
                     Exhibit 4.8 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

          4.8 LONG-TERM DEBT. Old Kent has outstanding long-term debt that, at the time of this Registration Statement, does not exceed 10% of Old Kent's total consolidated assets. Old Kent agrees to furnish copies of the agreements defining the rights of holders of such long-term indebtedness to the Securities and Exchange Commission upon request.

          5.1        OPINION OF WARNER NORCROSS & JUDD LLP.<F*>

          10.1 EXECUTIVE STOCK OPTION PLAN OF 1986. Previously filed as Exhibit 10 to Old Kent's Form 10-Q
                     Quarterly Report for its fiscal quarter ended September 30, 1995. Here incorporated by reference.

          10.2 AMENDMENT TO EXECUTIVE STOCK OPTION PLAN OF 1986. Previously filed as Exhibit 10.19 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

          10.3 RESTRICTED STOCK PLAN OF 1987. Previously filed as part of Old Kent's Definitive Proxy Statement dated March 6, 1992. Here incorporated by reference.

          10.4       AMENDMENT TO RESTRICTED STOCK PLAN OF 1987.
                     Previously filed as Exhibit 10(f) to Old Kent's Form 8-K filed February 23, 1996. Here incorporated by reference.

          10.5 OLD KENT EXECUTIVE RETIREMENT INCOME PLAN AND RELATED TRUST. Previously filed as Exhibit 10.5 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          10.6 AMENDMENT TO EXECUTIVE RETIREMENT INCOME PLAN. Previously filed as Exhibit 10.6 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          10.7 OLD KENT EXECUTIVE THRIFT PLAN AND RELATED TRUST. Previously filed as Exhibit 10.7 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          10.8 AMENDMENT TO EXECUTIVE THRIFT PLAN. Previously filed as Exhibit 10(h) to Old Kent's Form 10-K Annual Report for its fiscal year ended December 31, 1994. Here incorporated by reference.

          10.9 OLD KENT DEFERRED COMPENSATION PLAN AND RELATED TRUST Previously filed as Exhibit 10.9 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          10.10 STOCK OPTION INCENTIVE PLAN OF 1992. Previously filed as Exhibit 10(b) to Old Kent's Form 10-Q Quarterly Report for its fiscal quarter ended June 30, 1995. Here incorporated by reference.

          10.11 AMENDMENT TO STOCK OPTION INCENTIVE PLAN OF 1992. Previously filed as Exhibit 10.20 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

          10.12 AMENDMENT TO STOCK OPTION INCENTIVE PLAN OF 1992. Previously filed as Exhibit 10(d) to Old Kent's Form 10-Q Quarterly Report for the fiscal quarter ended June 30, 1997. Here incorporated by reference.

          10.13 DEFERRED STOCK COMPENSATION PLAN AND RELATED TRUST. Previously filed as Exhibit 10(j) to Old Kent's Form 10-K Annual Report for its fiscal year ended
                     December 31, 1994.  Here incorporated by reference.

          10.14      OLD KENT DIRECTORS' DEFERRED COMPENSATION PLAN AND
                     RELATED TRUST.   Previously filed as Exhibit 10(n)
                     to Old Kent's Form 10-K Annual Report for its fiscal year ended December 31, 1994. Here incorporated by reference.

          10.15      AMENDMENT TO OLD KENT DIRECTORS' DEFERRED
                     COMPENSATION PLAN.  Previously filed as
                     Exhibit 10.15 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          10.16 EXECUTIVE INCENTIVE BONUS PLAN. Previously filed as part of Old Kent's Definitive Proxy Statement dated March 1, 1997. Here incorporated by reference.

          10.17      EXECUTIVE STOCK INCENTIVE PLAN OF 1997.   Previously
                     filed as part of Old Kent's Definitive Proxy
                     Statement dated March 1, 1997. Here incorporated by reference.

          10.18 AMENDMENT TO EXECUTIVE STOCK INCENTIVE PLAN OF 1997. Previously filed as Exhibit 10(d) to Old Kent's Form 10-Q Quarterly Report for the fiscal quarter ended June 30, 1997. Here incorporated by reference.

          10.19      POOLING AND SERVICE AGREEMENT.  Previously filed as
                     Exhibit 10(r) to Old Kent's Form 8-K filed February 23, 1996. Here incorporated by reference.

          10.20 EXECUTIVE SEVERANCE AGREEMENTS. The form of Executive Severance Agreement was previously filed as Exhibit 10.17 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference. An updated participant schedule was previously filed as
                     Exhibit 10.20 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          10.21 EXECUTIVE SEVERANCE AGREEMENTS. The form of Executive Severance Agreement was previously filed as Exhibit 10.18 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference. An updated participant schedule was previously filed as
                     Exhibit 10.21 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          10.22 INDEMNITY AGREEMENT. The form of Indemnity Agreement was previously filed as Exhibit 10(c) to Old Kent's Form 10-Q Quarterly Report for the fiscal quarter ended June 30, 1997. Here incorporated by reference. A participant schedule was previously filed as Exhibit 10.22 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          10.23 RESTRICTED STOCK AGREEMENT FOR MR. WARRINGTON. Previously filed as Exhibit 10(p) to Old Kent's Form 8-K filed February 23, 1996. Here incorporated by reference.

          10.24 RESTRICTED STOCK AGREEMENT FOR MR. WARRINGTON. Previously filed as Exhibit 10(q) to Old Kent's Form 8-K filed February 23, 1996. Here incorporated by reference.

          21         SUBSIDIARIES OF OLD KENT.  Previously filed as
                     Exhibit 21 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          23         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS.<F*>

          24         POWERS OF ATTORNEY.<F*>


---------------------------
<F*>   Filed herewith.


ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof, (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2)  The undersigned registrant undertakes that every prospectus:
(i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against the public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on June 5, 1998.

                        OLD KENT FINANCIAL CORPORATION


                        By: /S/ ALBERT T. POTAS
                            Albert T. Potas
                            Its Senior Vice President and Controller



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


June 5, 1998                 */S/ RICHARD L. ANTONINI
                             Richard L. Antonini
                             Director

June 5, 1998                 */S/ JOHN D. BOYLES
                             John D. Boyles
                             Director

June 5, 1998                 */S/ WILLIAM P. CRAWFORD
                             William P. Crawford
                             Director

June 5, 1998                 */S/ RICHARD M. DEVOS, JR.
                             Richard M. DeVos, Jr.
                             Director

June 5, 1998                 */S/ WILLIAM G. GONZALEZ
                             William G. Gonzalez
                             Director

June 5, 1998                 */S/ JAMES P. HACKETT
                             James P. Hackett
                             Director

June 5, 1998                 */S/ ERINA HANKA
                             Erina Hanka
                             Director

June 5, 1998                 */S/ EARL D. HOLTON
                             Earl D. Holton
                             Director


June 5, 1998                 */S/ MICHAEL J. JANDERNOA
                             Michael J. Jandernoa
                             Director

June 5, 1998                 */S/ KEVIN T. KABAT
                             Kevin T. Kabat
                             Vice Chairman of the Board and Director

June 5, 1998                 */S/ FRED P. KELLER
                             Fred P. Keller
                             Director

June 5, 1998                 */S/ JOHN P. KELLER
                             John P. Keller
                             Director

June 5, 1998                 */S/ HENDRIK G. MEIJER
                             Hendrik G. Meijer
                             Director

June 5, 1998                 */S/ PERCY A. PIERRE
                             Percy A. Pierre
                             Director

June 5, 1998                 */S/ MARILYN J. SCHLACK
                             Marilyn J. Schlack
                             Director

June 5, 1998                 */S/ PETER F. SECCHIA
                             Peter F. Secchia
                             Director

June 5, 1998                 */S/ DAVID J. WAGNER
                             David J. Wagner
                             Chairman of the Board, President, Chief
                             Executive Officer, and Director
                             (Principal Executive Officer)

June 5, 1998                 */S/ MARGARET SELLERS WALKER
                             Margaret Sellers Walker
                             Director

June 5, 1998                 */S/ ROBERT H. WARRINGTON
                             Robert H. Warrington
                             Vice Chairman of the Board and Director
                             (Principal Financial and Accounting
                             Officer)


June 5, 1998                 *By /S/ ALBERT T. POTAS
                                 Albert T. Potas
                                 Attorney-in-Fact

                                 EXHIBIT INDEX


          NUMBER              EXHIBIT

          3.1        RESTATED ARTICLES OF INCORPORATION.<F*>

          3.2 BYLAWS. Previously filed as Exhibit 3(b) to Old Kent's Form 10-Q Quarterly Report filed for the fiscal quarter ended June 30, 1997. Here incorporated by reference.

          4.1 RIGHTS AGREEMENT. Previously filed as an exhibit to Old Kent's Form 8-A Registration Statement filed January 21, 1997. Here incorporated by reference.

          4.2 CERTIFICATE OF DESIGNATION, PREFERENCES, AND RIGHTS OF SERIES C PREFERRED STOCK. Previously filed as
                     Exhibit 4.3 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

          4.3 FORM OF OLD KENT CAPITAL TRUST I FLOATING RATE SUBORDINATED CAPITAL INCOME SECURITIES (LIQUIDATION AMOUNT OF $1,000 PER CAPITAL SECURITY). Previously filed as Exhibit 4.7 to Old Kent's Form S-4 Registration Statement filed July 10, 1997. Here incorporated by reference.

          4.4 FORM OF OLD KENT FINANCIAL CORPORATION FLOATING RATE JUNIOR SUBORDINATED DEBENTURE DUE 2027. Previously filed as Exhibit 4.5 to Old Kent's Form S-4
                     Registration Statement filed July 10, 1997. Here incorporated by reference.

          4.5 AMENDED AND RESTATED DECLARATION OF TRUST, DATED AS OF JANUARY 31, 1997, AMONG OLD KENT; ALBERT T. POTAS, THOMAS E. POWELL, AND MARY E. TUUK, AS "REGULAR TRUSTEES" (AS DEFINED THEREIN); BANKERS TRUST COMPANY; AND BANKERS TRUST (DELAWARE). Previously filed as Exhibit 4.6 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

          4.6 GUARANTEE AGREEMENT, DATED AS OF AUGUST 21, 1997, BETWEEN OLD KENT AND BANKERS TRUST COMPANY.
                     Previously filed as Exhibit 4.7 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          4.7 INDENTURE, DATED AS OF JANUARY 31, 1997, BETWEEN OLD KENT AND BANKERS TRUST COMPANY. Previously filed as
                     Exhibit 4.8 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

          4.8 LONG-TERM DEBT. Old Kent has outstanding long-term debt that, at the time of this Registration Statement, does not exceed 10% of Old Kent's total consolidated assets. Old Kent agrees to furnish copies of the agreements defining the rights of holders of such long-term indebtedness to the Securities and Exchange Commission upon request.

          5.1        OPINION OF WARNER NORCROSS & JUDD LLP.<F*>

          10.1 EXECUTIVE STOCK OPTION PLAN OF 1986. Previously filed as Exhibit 10 to Old Kent's Form 10-Q
                     Quarterly Report for its fiscal quarter ended September 30, 1995. Here incorporated by reference.

          10.2 AMENDMENT TO EXECUTIVE STOCK OPTION PLAN OF 1986. Previously filed as Exhibit 10.19 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

          10.3 RESTRICTED STOCK PLAN OF 1987. Previously filed as part of Old Kent's Definitive Proxy Statement dated March 6, 1992. Here incorporated by reference.

          10.4       AMENDMENT TO RESTRICTED STOCK PLAN OF 1987.
                     Previously filed as Exhibit 10(f) to Old Kent's Form 8-K filed February 23, 1996. Here incorporated by reference.

          10.5 OLD KENT EXECUTIVE RETIREMENT INCOME PLAN AND RELATED TRUST. Previously filed as Exhibit 10.5 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          10.6 AMENDMENT TO EXECUTIVE RETIREMENT INCOME PLAN. Previously filed as Exhibit 10.6 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          10.7 OLD KENT EXECUTIVE THRIFT PLAN AND RELATED TRUST. Previously filed as Exhibit 10.7 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          10.8 AMENDMENT TO EXECUTIVE THRIFT PLAN. Previously filed as Exhibit 10(h) to Old Kent's Form 10-K Annual Report for its fiscal year ended December 31, 1994. Here incorporated by reference.

          10.9 OLD KENT DEFERRED COMPENSATION PLAN AND RELATED TRUST Previously filed as Exhibit 10.9 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          10.10 STOCK OPTION INCENTIVE PLAN OF 1992. Previously filed as Exhibit 10(b) to Old Kent's Form 10-Q Quarterly Report for its fiscal quarter ended June 30, 1995. Here incorporated by reference.

          10.11 AMENDMENT TO STOCK OPTION INCENTIVE PLAN OF 1992. Previously filed as Exhibit 10.20 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

          10.12 AMENDMENT TO STOCK OPTION INCENTIVE PLAN OF 1992. Previously filed as Exhibit 10(d) to Old Kent's Form 10-Q Quarterly Report for the fiscal quarter ended June 30, 1997. Here incorporated by reference.

          10.13 DEFERRED STOCK COMPENSATION PLAN AND RELATED TRUST. Previously filed as Exhibit 10(j) to Old Kent's Form 10-K Annual Report for its fiscal year ended
                     December 31, 1994.  Here incorporated by reference.

          10.14      OLD KENT DIRECTORS' DEFERRED COMPENSATION PLAN AND
                     RELATED TRUST.   Previously filed as Exhibit 10(n)
                     to Old Kent's Form 10-K Annual Report for its fiscal year ended December 31, 1994. Here incorporated by reference.

          10.15      AMENDMENT TO OLD KENT DIRECTORS' DEFERRED
                     COMPENSATION PLAN.  Previously filed as
                     Exhibit 10.15 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          10.16 EXECUTIVE INCENTIVE BONUS PLAN. Previously filed as part of Old Kent's Definitive Proxy Statement dated March 1, 1997. Here incorporated by reference.

          10.17      EXECUTIVE STOCK INCENTIVE PLAN OF 1997.   Previously
                     filed as part of Old Kent's Definitive Proxy
                     Statement dated March 1, 1997. Here incorporated by reference.

          10.18 AMENDMENT TO EXECUTIVE STOCK INCENTIVE PLAN OF 1997. Previously filed as Exhibit 10(d) to Old Kent's Form 10-Q Quarterly Report for the fiscal quarter ended June 30, 1997. Here incorporated by reference.

          10.19      POOLING AND SERVICE AGREEMENT.  Previously filed as
                     Exhibit 10(r) to Old Kent's Form 8-K filed February 23, 1996. Here incorporated by reference.

          10.20 EXECUTIVE SEVERANCE AGREEMENTS. The form of Executive Severance Agreement was previously filed as Exhibit 10.17 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference. An updated participant schedule was previously filed as
                     Exhibit 10.20 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          10.21 EXECUTIVE SEVERANCE AGREEMENTS. The form of Executive Severance Agreement was previously filed as Exhibit 10.18 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference. An updated participant schedule was previously filed as
                     Exhibit 10.21 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          10.22 INDEMNITY AGREEMENT. The form of Indemnity Agreement was previously filed as Exhibit 10(c) to Old Kent's Form 10-Q Quarterly Report for the fiscal quarter ended June 30, 1997. Here incorporated by reference. A participant schedule was previously filed as Exhibit 10.22 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          10.23 RESTRICTED STOCK AGREEMENT FOR MR. WARRINGTON. Previously filed as Exhibit 10(p) to Old Kent's Form 8-K filed February 23, 1996. Here incorporated by reference.

          10.24 RESTRICTED STOCK AGREEMENT FOR MR. WARRINGTON. Previously filed as Exhibit 10(q) to Old Kent's Form 8-K filed February 23, 1996. Here incorporated by reference.

          21         SUBSIDIARIES OF OLD KENT.  Previously filed as
                     Exhibit 21 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

          23         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS.<F*>

          24         POWERS OF ATTORNEY.<F*>


---------------------------
<F*>   Filed herewith.